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Exhibit 10.1

CMS LOGO

Date:	October 28, 2009

To:	Medicare Advantage and Section 1876 Cost Plan Organizations
From:	Teresa DeCaro, RN, M.S. Acting Director Medicare Drug and Health Plan Contract Administration Group

Subject:	2010 Service Area Expansion & Contract Renewal [contract number]

The Centers for Medicare & Medicaid Services (CMS) is pleased to inform you that we are renewing your contract and have approved your organization’s service area expansion application effective January 1, 2010, through December 31, 2010. This approval/renewal is issued based on our receipt of your 2010 benefit attestation, all applicable contract addenda, and our approval of your bid.  CMS approves each benefit plan for a particular service area.  Your organization’s contractual authority to offer benefits in its CMS-approved service area is documented by your signed benefit attestation.

If your organization offers a prescription drug plan benefit package, an executed copy of your new Part D addendum is included as an attachment to this memo.  If your organization applied for and was found qualified to offer new 2010 Employer/Union-Only Group Waiver Plans (EGWP)/ “800 series” plan benefit packages, an executed EGWP addendum is included as an attachment to this memo.

CMS will continue to provide Medicare Advantage and Prescription Drug Benefit program information (including information about your CMS Central Office and Regional Office contacts) to contracting organizations through the Health Plan Management System (HPMS) and the CMS website.  It is imperative that you monitor both websites to stay current on program requirements and information.  In addition, you must ensure that your organization’s contact information in HPMS remains up-to-date since this is our primary source for contacting our contracting organizations.

We look forward to continuing to work with you in serving Medicare beneficiaries in your service area.  If you have any questions, please contact your Regional Office Account Manager.

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